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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference of our report dated April 5, 2002, on the financial statements of Donlar Biosyntrex Corporation as of December 31, 2001 and for the years ended December 31, 2001 and 2000, to the inclusion of our report dated April 5, 2002 on the financial statements of Donlar Corporation as of December 31, 2001 and for the years ended December 31, 2001 and 2000 in the Registration Statement on Form S-4 (File No. 333-90568) of Donlar Corporation) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934 and the use of our name as it appears under the caption "Experts".



                                                       GRANT THORNTON LLP


Chicago, Illinois
August 5, 2002